EXHIBIT 10.22
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
SEVERANCE AGREEMENT
January 24, 2008
Danroy Henry
15 Symphony Drive
Easton, MA 02356
Dear Dan:
     WHEREAS the Board of Directors (the “Board”) of Bright Horizons Family Solutions, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders for the Company to agree to provide benefits to certain members of management, including yourself, who are responsible for certain senior team functions for the Company and the overall viability of the Company’s business, in the event that you should leave the employ of the Company under the circumstances described below;
     WHEREAS the Board recognizes that the possibility of a change of control of the Company is unsettling to such members of management, including yourself, and desires to make these arrangements at this time to help assure a continuing dedication by you and your fellow members of management to your duties to the Company and its stockholders, notwithstanding the occurrence hereafter of attempts to gain control of the Company and the resultant disruptive effects on the management of the Company’s business;
     WHEREAS the Board believes it important, should the Company receive proposals from third parties with respect to its future, to enable you, without being influenced by the uncertainties of your own employment situation and in addition to your regular duties, to assess and advise the Board whether such proposals would be in the best interests of the Company and its stockholders and to take such other action regarding such proposals as the Board might determine to be appropriate; and
     WHEREAS the Board also wishes to demonstrate to executives of the Company that the Company is concerned with the welfare of its executives and intends to see that loyal senior team employees are treated fairly;
     NOW, THEREFORE, to assure the Company that it will have your continued dedication and the availability of your advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce you to remain in the employ of the Company, and for other good and valuable consideration, the Company and you agree as follows:
     1. Employee’s Undertaking. You agree that, in the event that any Person enters into an acquisition agreement to acquire the Company, or substantially all of its assets, begins a tender or exchange offer, circulates a proxy to the Company’s stockholders or takes other steps to effect a Change of Control, you will not voluntarily leave the employ of the Company and will faithfully and diligently render the services contemplated in the recitals to this Agreement until such Person has abandoned or terminated his efforts to effect a Change of Control or until a Change of Control has occurred.

     2. Severance Benefits. In the event that, within twenty-four (24) months after a Change of Control, (a) your employment with the Company is terminated for any reason other than for Cause, death or disability or (b) you terminate your employment for Good Reason within ninety (90) days of the occurrence of the event which constitutes Good Reason, then the Company will provide you the following severance pay and benefits, subject to your continued performance under this Agreement and to the further provisions of this Agreement:
          2.1 Within thirty (30) days of such termination of employment, the Company will pay your base salary accrued through the date of such termination to the extent not theretofore paid and a prorated portion of any bonus payable for the fiscal year in which the date of termination occurs.
          2.2 So long as you are not in breach of any provision of this Agreement, the Company will provide you severance pay following the termination of your employment for a period equal to twelve (12) months (the “Severance Payment Period”). Biweekly, in accordance with the customary payroll schedule, severance pay shall equal the current annual salary plus most recent full fiscal year’s cash bonus divided by twenty-six (26). Severance payments shall be made in accordance with the Company’s regular payroll practices and shall be reduced by taxes and all other legally-required deductions.
          2.3 If you elect to continue your participation and that of your eligible dependents in the Company’s group health plans in accordance with applicable federal law (including Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”)) following termination of your employment, then, for a period of twelve (12) months from the date your employment terminates or until you become eligible for coverage under the group health plans of another employer, whichever is less, the Company will continue to pay the same share of the premiums for such participation; provided, however, that if your continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company shall instead arrange to provide you and your dependents substantially similar benefits upon comparable terms or pay you an amount equal to the full cash value thereof in cash which cash amount shall be paid within 90 days of your termination of employment under this Section 2. Your participation in all other employee benefits plans will cease on the date your employment terminates, in accordance with the terms of those plans.
     3. Competitive Activities and Other Claims.
          3.1 You agree that at any time during the Severance Payment Period, you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee or otherwise, compete with the business of the Company or any of its subsidiaries or affiliates or undertake any active planning for any business competitive with that of the Company or any of its subsidiaries or affiliates in any geographic area in which the Company does business or is formally planning at any time prior to the termination of your employment to do business, without the prior written consent of the Board, which consent may be withheld at the Board’s sole discretion.
          3.2 In the event of termination of your employment under the circumstances described herein, the arrangements provided for by this Agreement, by any stock option or other written agreement between you and the Company in effect at that time and by any applicable employee benefit plans of the Company in effect at that time (in each case as modified by this Agreement) will constitute the entire obligation of the Company to you and performance by the Company will constitute full settlement of any claim that you might otherwise assert against the Company or any of its subsidiaries or affiliates on account of such termination.
     4. Confidentiality.

     You acknowledge that the Company and its subsidiaries and affiliates continually develop Confidential Information, that you may develop Confidential Information for the Company or its subsidiaries and affiliates, and that you may learn of Confidential Information during the course of employment. You agree that all Confidential Information that you create or to which you have access as a result of your employment is and shall remain the sole and exclusive property of the Company and that you will comply with the policies and procedures of the Company and its subsidiaries and affiliates for protecting Confidential Information. You further agree that, except as required for the proper performance of your duties for the Company or as required by applicable law (and then only to the extent required), you will not, directly or indirectly, use for your own benefit or gain, or assist others in the application of or disclose any Confidential Information. You understand and agree that these restrictions will continue to apply after your employment terminates, regardless of the reason for termination and regardless of whether you are receiving or are entitled to receive any payments or other benefits under this Agreement.
     5. Enforceability and Remedies.
          5.1 You agree that the restrictions on, and other provisions relating to, your activities contained in this Agreement are fully reasonable and necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company. You also acknowledge and agree that, were you to breach the provisions of this Agreement, the harm to the Company would be irreparable. You therefore agree that in the event of such a breach or threatened breach the Company shall, in addition to any other remedies available to it, have the right to obtain preliminary and permanent injunctive relief against any such breach without having to post bond. You further agree that, in addition to any other relief awarded to the Company as a result of your breach of any of the provisions of this Agreement, the Company shall be entitled to recover all payments made to you or on your behalf hereunder.
          5.2 You hereby agree that in the event any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too long a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.
     6. Definitions. Words or phrases which are initially capitalized or within quotation marks shall have the meanings provided in this Section 6 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:
          6.1 “Cause” shall mean (i) your failure to comply with the policies of the Company or any Affiliate or your failure to perform your duties in substantial compliance with your responsibilities, which failure is not cured to the reasonable satisfaction of the Company within fifteen (15) days of written notice to Employee of such failure to so comply; (ii) your commission of any act of dishonesty or breach of trust in connection with performance of employment-related duties as determined by the Board, in its sole discretion; and (iii) your conviction of, or pleading guilty or nolo contendere to, any felony or crime of moral turpitude.
          6.2. “Change of Control” shall be deemed to take place if hereafter (i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”)) of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities, (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) individuals who, at the date hereof, constitute the Board (the “Continuing Directors”) cease for any reason to constitute a majority thereof, provided, however, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Agreement. Notwithstanding the foregoing provisions of this paragraph, a “Change of Control” will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees.
          6.3 “Confidential Information” means any and all information of the Company, its subsidiaries and affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its subsidiaries or affiliates, would assist in competition against any of them. Confidential Information includes without limitation such information relating to (i) the financial performance and strategic plans of the Company, its subsidiaries and affiliates, (ii) the identity and special needs of their customers and the structure of any contractual relationship with such customers and (iii) the people and organizations with whom they have business relationships and those relationships. Confidential Information also includes any and all information that the Company or any of its subsidiaries or affiliates has received from others with any understanding that it would not be disclosed.
          6.4 “Good Reason” means any material diminution in your base salary or position or nature or scope of responsibilities (other than by inadvertence) as to which you have provided written notice to the Board within thirty (30) days of the initial existence of such diminution, which notice shall set forth in reasonable detail the nature of such Good Reason and the Board shall not have remedied such diminution within thirty (30) days of receiving such written notice.
          6.5 “Person” means an individual, a corporation, an association, a partnership, an estate, a trust or other entity or organization (including a “group” as defined in Section 13(d)(3) or 14(d)(2) of the Act), other than the Company or any of its subsidiaries or affiliates.
     7. Assignment. Neither the Company nor you may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without your consent in the event that the Company shall hereafter affect a reorganization, or consolidate with, or merge into any Person or other entity or transfer all or substantially all of its property or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company, its successors (including without limitation any transferee of all or substantially all of its assets) and permitted assigns and upon you, your executors, administrators, heirs and permitted assigns.
     In the event of any merger, consolidation, or sale of assets as described above, nothing contained in this Agreement will detract from or otherwise limit your right to participate or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

     In the event of any merger, consolidation or sale of assets as described above, references to the Company in this Agreement, shall unless the context suggests otherwise, be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets of the Company.
     All payments required to be made, or other benefits required to be provided, by the Company hereunder to you or your dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.
     8. Notices. Any and all notices, requests, demands, acceptances, appointments and other communications provided for by this Agreement shall be in writing (including telex, telecopy or similar tele-transmission) and shall be effective when actually delivered in person or, if mailed, five (5) days after having been deposited in the United States mail, postage prepaid, registered or certified and addressed to you at your last known address on the books of the Company or, in the case of the Company, addressed to its principal place of business, attention of Chief Executive Officer, or to such other address as either party may specify by notice to the other.
     9. Section 409A. It is intended that (1) each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code, including those provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date your employment with the Company terminates or at such other time that the Company determines to be relevant, you are a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company and (ii) that any payments to be provided to you pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement then such payments shall be delayed until the date that is six (6) months after the date of your “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company. Any payments delayed pursuant to this Section 9 shall be made in a lump sum on the first day of the seventh month following your “separation from service” (as such term is defined under Treasury Regulation1.409A-1(h)), and any remaining payments required to be made under this Agreement will be paid upon the schedule otherwise applicable to such payments under the Agreement.
     10. Miscellaneous. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by you and such officer as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final nonappealable judgment. Each party shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement. All payments to you under this Agreement shall be reduced by all applicable withholding required by federal, state or local law. By accepting this Agreement, you hereby agree and acknowledge that neither the Company nor its Affiliates makes any representations with respect to the application of Section 409A of the Code or the Treasury Regulations promulgated thereunder to any tax, economic or legal consequences of any payments payable to you hereunder (including, without limitation, payments pursuant to Section 2 above) and, by the acceptance of this Agreement, you agree to accept the potential application of Section 409A of the Code and the Treasury Regulations promulgated thereunder to the tax and legal consequences of payments payable to you hereunder (including, without limitation, payments pursuant to Section 2 above). The parties agree to cooperate in good faith to amend such documents and to take such actions as may be necessary or appropriate to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder.
     This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
     If you are in agreement with the foregoing, please so indicate by signing and returning to me the original of this Agreement, whereupon this Agreement shall constitute a binding agreement between you and the Company.
     The second copy is for your records.

Very truly yours,

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

/s/ Steve Dreier

		Name:	Steve Dreier

		Title:	Chief Administrative Officer

ACCEPTED AND AGREED:

/s/ Dan Henry

Name:	Dan. Henry